UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2020
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00	WTM	New York Stock Exchange
per share		Bermuda Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act.☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 1, 2020, White Mountains Insurance Group, Ltd. (“WMIG”) and its wholly owned subsidiary Bridge Holdings (Bermuda) Ltd. (“Bridge” and, collectively with WMIG, “White Mountains”) entered into a subscription and purchase agreement (the “SPA”) with Ark Insurance Holdings Limited (“Ark”) and certain selling shareholders (collectively with Ark, the “Sellers”). Certain Sellers also entered into a related management warranty deed (together with the SPA, the “Acquisition Agreement”) pursuant to which they made certain warranties about the Ark business.

Under the terms of the Acquisition Agreement, White Mountains (through Bridge) will contribute $605 million of equity capital to Ark, at a pre-money valuation of $300 million, and will also purchase $41 million of shares from the selling shareholders. White Mountains will commit to contribute up to an additional $200 million of equity capital to Ark in 2021 (collectively, the “Transaction”). Total post-closing capitalization of Ark is expected to exceed $800 million ($1 billion if the additional $200 million is contributed). At closing, White Mountains will own 72% of Ark on a basic shares outstanding basis (63% on a fully-diluted, fully-converted basis, taking account of management’s equity incentives). If the additional $200 million is contributed in full, White Mountains will own 77% of Ark on a basic shares outstanding basis (67% on a fully-diluted, fully-converted basis). Management’s equity incentives are subject to an 8% rate of return threshold with no catch up. All shares outstanding not owned by White Mountains will be owned by management rollover shareholders.

In the future, management rollover shareholders could earn additional shares in the company if and to the extent that White Mountains achieves certain multiple of invested capital return thresholds. These additional shares are generally eligible to vest in three equal tranches at MOIC thresholds of 2.0x, 2.5x and 3.0x. If fully earned, these additional shares would represent 12.5% of the shares outstanding at closing.

The Acquisition Agreement, which is governed by English law, contains customary warranties and covenants given by each of the parties, including certain operating restrictions on the conduct of the business of Ark during the period from the execution of the Acquisition Agreement to the closing of the Transaction. White Mountains has also purchased a warranty and indemnity insurance policy in connection with the Transaction. The Acquisition Agreement also contains provisions providing for the termination of the Acquisition Agreement under certain circumstances, including where all Transaction closing conditions have not been satisfied on or before January 24, 2021.

Upon the closing of the Transaction, White Mountains will enter into a restrictive covenant limiting its ability to make material investments in competing Lloyd’s businesses for a period of three years. The shareholders’ agreement to be entered into upon closing, will contain customary minority shareholder protections and will restrict White Mountains’s ability to sell its interest in Ark for five years, unless White Mountains’s MOIC return exceeds 2.5x.

The Transaction is expected to close in January 2021. The Transaction is subject to the receipt of regulatory approvals, receipt by Ark’s Bermuda reinsurer of an indicative rating letter from A.M. Best indicating a rating of “A-” or higher, receipt by Ark of $150 million of letters of credit, the non-occurrence of a material adverse effect and other customary closing conditions. Closing the Transaction does not require the approval of the White Mountains shareholders. If all closing conditions are satisfied before December 15, 2020, White Mountains has committed to pre-fund up to $400 million of its capital contribution at that time, with the closing then occurring on January 1, 2021. In general after any pre-funding, neither White Mountains nor the Sellers would be permitted to terminate the Acquisition Agreement for any reason without the other’s consent.

The foregoing description of the Acquisition Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The warranties and covenants contained in the Acquisition Agreement are made only for purposes of the Acquisition Agreement and as of specific dates; are solely for the benefit of the parties to the Acquisition Agreement; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Acquisition Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of White Mountains, Bridge, Ark or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the warranties and covenants may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in public disclosures.

This Item 1.01 may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this filing which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations.

Consequently, all of the forward-looking statements made in this Item 1.01 are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01. Financial Statements And Exhibits.

(d) Exhibits

2.1*
Subscription and Purchase Agreement dated October 1, 2020 by and among Ark Insurance Holdings Limited, Bridge Holdings (Bermuda) Ltd., White Mountains Insurance Group, Ltd. and the selling shareholders party thereto

2.2*	Management Warranty Deed dated October 1, 2020 by and among Ian Beaton, Nicholas Bonnar, Neil Smith and Bridge Holdings (Bermuda) Ltd.

* Portions of this exhibit are redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: October 1, 2020	By:	/s/ J. BRIAN PALMER J. Brian Palmer Managing Director and Chief Accounting Officer

EXHIBIT INDEX

Exhibit number	Name
2.1* Subscription and Purchase Agreement dated October 1, 2020 by and among Ark Insurance Holdings Limited, Bridge Holdings (Bermuda) Ltd., White Mountains Insurance Group, Ltd. and the selling shareholders party thereto
2.2* Management Warranty Deed dated October 1, 2020 by and among Ian Beaton, Nicholas Bonnar, Neil Smith and Bridge Holdings (Bermuda) Ltd.

* Portions of this exhibit are redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K.